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                                                                    EXHIBIT 10.3


                        ALTA BIOPHARMA PARTNERS II, L.P.
            MANAGEMENT RIGHTS, INVESTMENTS IN CERTAIN COUNTRIES, AND
                                INDEMNIFICATION



                                MANAGEMENT RIGHTS

This agreement will confirm that pursuant to, and effective upon, the purchase of shares of stock of Orphan Medical, Inc. (the "Company") by Alta BioPharma Partners II, L.P. (the "Investor"), together with its affiliates, for so long as Investor owns at least 25% of the shares of Common Stock purchased by Investor and its affiliates on the Closing Date (as that term is defined in that certain Stock Purchase Agreement dated December 7, 2001, by and between the Company and investors listed on Schedule 1 attached thereto), Investor will be entitled to the following contractual management rights:

     1) Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will meet with Investor regularly during each year at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans; provided, however, that nothing in this agreement shall obligate the Company or Company management to act on any matter as recommended by Investor.

     2) Investor may examine the books and records of the Company and inspect its facilities, and will receive upon request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided. The provisions of this paragraph shall survive termination of this agreement.

     3) If Investor is not represented on the Company's Board of Directors, the Company shall invite a representative of Investor to attend all meetings of its Board of Directors (and all committees thereof) in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other material that it provides to its directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon the advise of counsel that such exclusion is reasonably necessary to preserve the attorney client privilege, to protect highly confidential proprietary information or for other similar reasons. Such representative may participate in discussions of matters brought to the Board.

The aforementioned rights are intended to satisfy the requirement of management rights for purposes of qualifying Investor's ownership of stock in the Company as a "venture capital investment" for purposes of the Department of Labor "plan asset" regulations, 29 C.F.R. ss.2510.3-101, and in the event the aforementioned rights are not satisfactory for such purpose, the Company and Investor shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights that satisfy such regulations.

Investor agrees, and any representative of Investor will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this agreement.





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The rights described herein are nonassignable and shall terminate and be of no further force or effect upon the date upon which Investor and its affiliates ceases to hold at least 25% of the shares of the Company's Common Stock purchased on the Closing Date (as defined herein). The confidentiality provisions hereof will survive any such termination.



                INVESTMENTS RELATING TO CERTAIN FOREIGN COUNTRIES

The Company hereby represents that it has not participated and is not participating in, an anti-Israeli boycott within the scope of chapter 7 of Part 2 of Division 4 of Title 2 of the California Government Code as in effect from time to time.


                                 INDEMNIFICATION

The Company will use its reasonable efforts to limit the liability, to the fullest extent permissible under the governing law of its state of incorporation, of any director affiliated with Alta BioPharma Partners II, L.P. and each of his or her affiliated parties.





Accepted and agreed this 6th day of December, 2001


                                              Orphan Medical, Inc.

                                              By: /s/ John Howell Bullion
                                                  ------------------------------
                                              Title: CEO